UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF

1934 (AMENDMENT NO.     )

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☐	Definitive Proxy Statement
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☒	Soliciting Material Under Rule 14a-12

TRIAD HOSPITALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following article, written by the CEO of Gateway Medical Center, appears in a newsletter to employees of Gateway Medical Center (Inter. Com, Vol. 18, No. 4, April 5, 2007):

A Message from the CEO

We have had a very busy first quarter of the year, with a few unexpected turns. As everyone is aware, the efforts of Triad Hospitals to go private in a management-led initiative fell short. Unexpectedly, Community Health Systems, Inc., based in Brentwood, Tennessee was successful during the “Go Shop” period. CHS paid an additional half a billion dollars for the privilege to have us in their company. When this acquisition is completed, we will be part of a 10 billion dollar company, comprised of 130 hospitals and an estimated 60,000 employees across the country.

During the first week of April, the hospital CEOs will begin to learn about the new company, its values, way of doing business, etc. Once we get approval, we will set up a series of meetings for our staff, medical staff, and boards to meet the leadership of the new company. Please remember, the future is what we create. We have worked together to meet our patients’ expectations, improve working relationships with one another and the medical staff, and establish ourselves as a respected member of the community.

Thank you to the entire team for your efforts to make us better. As I get information I will be sure to share it as quickly and as efficiently as I can. In the mean time, stay focused on the task at hand… taking care of patients, while preparing to move into a new hospital. These are very exciting times.

Important Information

In connection with the proposed merger, Triad has filed a preliminary proxy statement and plans to file with the Securities and Exchange Commission a definitive proxy statement. The proxy statement that Triad plans to file with the Securities and Exchange commission and mail to stockholders will contain information about Triad, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Triad by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Triad, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Triad at www.triadhospitals.com or by directing such request to Triad Hospitals, Inc., 5800 Tennyson Parkway, Plano, Texas 75024, Attention: Investor Relations.

Triad and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Triad’s participants in the solicitation is set forth in Triad’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.